Exhibit 10.2

FORM OF

LEAK OUT AGREEMENT

This LEAK-OUT AGREEMENT (the “Agreement”) is made as of June 29, 2021 (the “Effective Date”) by and between Marijuana Company of America, Inc. a Utah corporation, (the “Company”), and the undersigned holder of common stock (the “Stockholder”) of the Company.

WHEREAS, to ensure the development of an orderly trading market in the Company’s common stock (“Common Stock”), the Company and the Stockholder intend to enter into this Agreement to provide for the circumstances under which the Stockholder may sell or otherwise dispose of shares of the Company’s securities; and

WHEREAS, pursuant to that certain plan of merger and exchange of even date herewith (the “Merger Agreement”), Stockholder is the holder of 265,164,070 shares of common stock of the Company, and pursuant to that certain earnout agreement of even date herewith (the “Earnout Agreement”), Stockholder may hold additional shares of Common Stock under the Merger Agreement (such Common Stock acquired by the Stockholder pursuant to the Merger Agreement and the Earnout Agreement, the “Leak-out Shares”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

Six Month Restrictions on Sales; Volume Limitations. Beginning on the Effective Date of this Agreement and continuing for six months following the Effective Date, the Stockholder shall have the right to effect open market sales of his, her or its, as the case may be, Leak-out Shares in an aggregate amount not to exceed the Total Monthly Volume month, or the Total Weekly Volume per week.

For purposes of this Agreement, “Total Weekly Volume” and “Total Monthly Volume” shall mean 10% of the total number of shares of the Company’s Common Stock that are actually traded (bought and sold) prior to the Stockholder’s open market sales, as calculated by adding the daily volume of the Common Stock for the day(s) of that week prior to the open market sale. Leak-out Share amounts that may be sold are not cumulative. If the Stockholder waives his, her or its, as the case may be, rights at any time during the Leak-out Period, pursuant to this Section (b) (“Waivable Period”), the calculated Leak-out Share amounts that may be sold for those Waivable Periods shall not accrue and not add to Leak-out Share amounts that may be sold in future period or periods.

Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales are made in compliance with the requirements of this Agreement, Leak-out Shares sold in the public market shall thereafter not be subject to the restrictions on sale contained in this Agreement.

Attempted Transfers. Any attempted or purported sale or other Transfer of any Leak-out Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its transfer agent to reject and refuse to transfer on its books any Leak-out Shares that may have been attempted to be sold or otherwise transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

Broker Authorization. The Stockholder hereby authorizes any and all brokers, for all accounts holding the Stockholder’s Leak-out Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Leak-out Shares and all trading activity in the Leak-out Shares during the Leak-out Period.

Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

Legends on Certificates. All Leak-out Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by Stockholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Leak-out Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LEAK-OUT AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

Governing Law; Venue. All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of Nevada or in the federal courts located in the State of Nevada.  Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conformed with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude the Stockholder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Stockholder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Stockholder.

Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may only be changed by an agreement in writing, mutually signed by the Company and the Stockholder subject to this Agreement.

Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

2

MARIJUANA COMPANY OF AMERICA, INC.

__/s/ Jesus M. Quintero_________________________

By: Jesus M. Quintero

Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Leak-out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder:

BEACH LABS, INC.

__/s/ Ronald P. Russo, Jr._____________________

Name of Authorized Signatory: Ronald P. Russo, Jr.

Title of Authorized Signatory: CEO

3